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                                                                     EXHIBIT 2.7
                            INVESTOR RIGHTS AGREEMENT

                           DATED AS OF JANUARY 4, 2000

                                     BETWEEN

                          APPLE COMPUTER, INC. LIMITED

                                       AND

                             EARTHLINK NETWORK, INC.


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                                TABLE OF CONTENTS
                                   (CONTINUED)
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                                TABLE OF CONTENTS

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SECTION I DEFINITIONS.................................................................................................1

         1.1      CERTAIN DEFINITIONS.................................................................................1


SECTION II STANDSTILL AND RELATED COVENANTS...........................................................................4

         2.1      STANDSTILL PROVISIONS...............................................................................4

         2.2      SOLICITATION OF PROXIES.............................................................................4

         2.3      TERMINATION.........................................................................................5


SECTION III RESTRICTIONS ON TRANSFER OF SECURITIES; COMPLIANCE WITH SECURITIES LAWS...................................5

         3.1      RESTRICTIONS ON TRANSFER OF VOTING SECURITIES OF THE COMPANY........................................5

         3.2      RESTRICTIVE LEGENDS.................................................................................6

         3.3      COVENANT REGARDING EXCHANGE ACT FILINGS.............................................................6


SECTION IV REGISTRATION RIGHTS........................................................................................7

         4.1      DEMAND REGISTRATION.................................................................................7

         4.2      PIGGYBACK REGISTRATION..............................................................................7

         4.3      DEMAND REGISTRATION PROCEDURES, RIGHTS AND OBLIGATIONS..............................................9

         4.4      EXPENSES...........................................................................................13

         4.5      INDEMNIFICATION....................................................................................13

         4.6      ISSUANCES BY THE COMPANY OR OTHER HOLDERS..........................................................15

         4.7      INFORMATION BY PURCHASER...........................................................................15

         4.8      ASSIGNMENT.........................................................................................15

         4.9      TERMINATION........................................................................................15


SECTION V BOARD REPRESENTATION.......................................................................................16

         5.1      BOARD OF DIRECTORS.................................................................................16

         5.2      CERTIFICATE OF INCORPORATION AND BY-LAWS...........................................................16

         5.3      TERMINATION........................................................................................16


SECTION VI -RIGHTS TO ACQUIRE ADDITIONAL STOCK.......................................................................17

         6.1      RIGHT TO MAINTAIN..................................................................................17

         6.2      RIGHT TO PURCHASE ADDITIONAL SHARES ON STRATEGIC FINANCINGS........................................18

         6.3      ISSUANCE AND DELIVERY OF ADDITIONAL STOCK..........................................................18

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SECTION VII -MISCELLANEOUS...........................................................................................18

         7.1      EFFECTIVE DATE.....................................................................................18

         7.2      NOTICES............................................................................................18

         7.3      GOVERNING LAW......................................................................................19

         7.4      ENTIRE AGREEMENT; AMENDMENTS.......................................................................19

         7.5      SUCCESSORS AND ASSIGNS.............................................................................20

         7.6      SEVERABILITY.......................................................................................20

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                            INVESTOR RIGHTS AGREEMENT

         This INVESTOR RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of January 4, 2000, by and between Apple Computer, Inc. Limited, a corporation organized under the laws of the Republic of Ireland ("PURCHASER"), and Earthlink Network, Inc., a Delaware corporation (the "COMPANY").

         WHEREAS, Purchaser intends to purchase shares of Series C Preferred Stock, par value $0.01 per share, of the Company (the "PREFERRED STOCK") pursuant to the terms and conditions of a Preferred Stock Purchase Agreement dated as of January 4, 2000 (the "PURCHASE AGREEMENT") between the Company and Purchaser;

         WHEREAS, the Purchase Agreement requires that the Company enter into this Agreement with Purchaser;

         WHEREAS, this Agreement is not intended to be effective until the date of release of the shares of Preferred Stock from escrow pursuant to Section 2.3 of the Purchase Agreement (the "EFFECTIVE DATE").

         NOW, THEREFORE, in consideration of the foregoing, the parties to this Agreement hereby agree as follows:

                                    SECTION I

                                   DEFINITIONS

           1.1 CERTAIN DEFINITIONS.  As used in this Agreement:

          (a) "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this definition, "CONTROL" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          (b) "BENEFICIAL OWNERSHIP" or "beneficial owner" has the meaning provided in Rule 13d-3 promulgated under the Exchange Act. References to ownership of Voting Securities hereunder mean beneficial ownership unless otherwise specified.

          (c) "CHANGE IN CONTROL OF THE COMPANY" shall mean any transaction or series of related transactions (other than the exercise by Sprint of its subscription rights under Section 3.01 of that certain Governance Agreement dated February 10, 1998 between Sprint Corporation, Sprint Communications Company L.P., Earthlink Operations, Inc., and the Company (the "GOVERNANCE


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AGREEMENT")) that would occasion: (i) the Company's sale or lease of all or substantially all of its business or assets relating to the provision of Internet access services to a third party; (ii) any merger, consolidation, share exchange, recapitalization, business combination or other transaction resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of the Company as of the date prior to the closing date of such transaction (or series of related transactions) hold at least 50% of the voting power of the surviving corporation in such transaction;
(iii) any tender offer or exchange offer for 50% or more of the outstanding voting securities of the Company or the filing of a registration statement under the United States Securities Act of 1933 in connection therewith; (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the United States Securities Exchange Act of 1934) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the outstanding voting securities of the Company.

          (d) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (e) "GROUP" or "GROUP" shall have the meaning provided in Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.

          (f) "HEDGING TRANSACTIONS" means engaging in short sales and the purchase and sale of puts and calls and other derivative securities, so long as Purchaser retains beneficial ownership of the Shares.

          (g) "PERSON" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

          (h) "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          (i) "REGISTRABLE SECURITIES" means (i) all the Shares (including all the shares of Preferred Stock acquired by Purchaser pursuant to Section 6.1 below) and (ii) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Preferred Stock or the Shares. Notwithstanding the foregoing, Registrable Securities shall exclude any Registrable Securities sold by a Person in a transaction in which rights under Section 4 hereof are not assigned in accordance with this Agreement or any Registrable Securities sold to a Person who receives such securities free of all transfer restrictions under applicable federal and state securities laws, whether sold pursuant to Rule 144 promulgated under the Securities Act, in a registered public offering, or otherwise.

          (j) "SECURITIES ACT" means the Securities Act of 1933, as amended.

          (k) "SEC" means the Securities and Exchange Commission or any other federal


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agency at the time administering the Securities Act.

          (l) "SHARES" means the shares of Common Stock of the Company issued or issuable upon conversion of the Preferred Stock.

          (m) "SPRINT" means, collectively, Sprint Corporation and Sprint Communications Company L.P.

          (n) "SUBSIDIARY" shall mean a corporation or other Person at least 50% of the outstanding Voting Securities of which are owned, directly or indirectly, by Purchaser.

          (o) "TRANSACTION RELATED SECURITIES" means (i) Shares, (ii) shares of Preferred Stock, and (iii) shares of Common Stock and other securities of the Company issued as (or issuable upon conversion or exercise of any warrant, right or other security as) a dividend or other distribution with respect to or in exchange for or in replacement of, or upon conversion or exercise of any such securities; provided that Transaction Related Securities shall not include any securities acquired by Purchaser pursuant to Section 6.2 hereof.

          (p) "TRIGGERING INVESTMENT" means any of the following companies engaged in the business of manufacturing, marketing, selling or distributing computer hardware or Internet connectivity devices, computer operating systems or related products or providing Internet access has acquired or become the beneficial owner of any voting securities or securities convertible into or exchangeable or exercisable for voting securities of the Company, or has obtained the right to do so, pursuant to or in connection with any agreement entered into between such company and the Company (whether such securities are purchased directly from the Company or otherwise): Compaq Computer Corp., Hewlett Packard Company, Dell Computer Corporation, Gateway, Inc., Sony Corp., Sun Microsystems, Inc., Intel Corporation, Microsoft Corporation, America Online, Inc., AT&T Corporation, and eMachines Inc., and any Affiliates of any of the foregoing.

          (q) "VOTING SECURITIES" means all securities of the Company, entitled, in the ordinary course, to vote in the election of directors of the Company generally. Voting Securities shall not include stockholder rights or other comparable securities having Voting Power only upon the happening of a trigger event or comparable contingency and which can only be transferred together with the Voting Securities to which they attach or the right to vote for a class director only. References herein to meetings of holders of Voting Securities shall include meetings of any class or type thereof.

          (r) "VOTING POWER" or "TOTAL VOTING POWER" of the Company refer to the votes or total number of votes which at the time of calculation may be cast in the election of directors of the Company at any meeting of stockholders of the Company if all securities entitled to vote in the election of directors of the Company generally were present and voted at such meeting; provided that for purposes of references herein made to any Person's "Voting Power" or percentage beneficial ownership of "Total Voting Power," any rights (other than rights referred to in any rights plan of the Company or a successor to such rights plan so long as such rights can only be transferred together with the Voting Securities to which they attach) of such Person to acquire Voting Securities which


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are then exercisable or could potentially become exercisable within 60 days of the date of such calculation (whether or not the exercise of any such right shall be conditioned upon the passage of any contingency) shall be deemed to have been exercised in full.

                                       SECTION II

                        STANDSTILL AND RELATED COVENANTS

          2.1 STANDSTILL PROVISIONS.

          (a) Purchaser shall not acquire, directly or indirectly, and shall not cause or permit any Affiliate of Purchaser to acquire, directly or indirectly (through market purchases or otherwise), record or beneficial ownership of any Voting Securities of the Company representing, when taken together with all securities owned by such Persons, in excess of a percentage greater than nineteen and nine tenths (19.9%) (the "STANDSTILL PERCENTAGE") of the Total Voting Power of the Company without the prior written consent of the Company's Board of Directors; provided, however, that the prior written consent of the Board of Directors of the Company shall not be required for the acquisition of any Voting Securities of the Company pursuant to the conversion of any of the shares of Preferred Stock or resulting from a stock split, stock dividend or similar recapitalization by the Company or for the acquisition of any Voting Securities of the Company pursuant to Section VI hereof. Nothing contained in this Section 2.1 shall adversely affect any right of Purchaser to acquire record or beneficial ownership of Voting Securities of the Company pursuant to any rights plan instituted by the Company. Ownership of Voting Securities by employee benefit plans or pension plans shall not be beneficial ownership by Purchaser for purposes of this Section 2.1, provided that the investment decisions of such plans are not directed, directly or indirectly, by the Purchaser or any of its Affiliates.

          (b) Purchaser and its Affiliates will not be obliged to dispose of any Voting Securities to the extent that the aggregate percentage of the Total Voting Power of the Company represented by Voting Securities beneficially owned by Purchaser and its Affiliates or which Purchaser and its Affiliates has a right to acquire is increased beyond the Standstill Percentage (i) as a result of a recapitalization of the Company or a repurchase or exchange of securities by the Company or its Affiliates; (ii) by way of stock dividends or other distributions or rights or offerings made available to holders of shares of Voting Securities generally; or (iii) with the prior written consent of the Company's Board of Directors.

         2.2 SOLICITATION OF PROXIES. Without the prior written consent of the Company's Board of Directors, Purchaser shall not, and shall not cause or permit any Affiliate of Purchaser to, directly or indirectly (i) initiate, propose or otherwise solicit the Company's stockholders for the approval of one or more stockholder proposals with respect to the Company or induce or attempt to induce any other Person to initiate any such stockholder proposal,
(ii) make, or in any way participate in, any "SOLICITATION" of "PROXIES" (as such terms are defined or used in Regulation 14a-1 under the Exchange Act) with respect to any Voting Securities of the Company, or become a "PARTICIPANT" in any "ELECTION CONTEST" (as such terms are used in Rule 14a-11 of Regulation 14A under the

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Exchange Act), with respect to the Company or (iii) call or seek to have called any meeting of the holders of Voting Securities of the Company.

         2.3 TERMINATION. The provisions of this Section 2 shall terminate upon the earlier to occur of: (i) the two-year anniversary of the Closing Date (as defined in the Purchase Agreement); (ii) the expiration or termination of the exclusivity provisions set forth in Section 3 of the Internet Services Agreement, dated January 4, 2000, by and among Purchaser and the Company (the "INTERNET SERVICES AGREEMENT"); or (iii) the announcement of an offer by any party other than Purchaser or an Affiliate of Purchaser (including Sprint or any of its Affiliates) to enter into a transaction the effect of which would effect, or a definitive agreement or agreement in principle between the Company and any third party to effect, a Change in Control of the Company.

                                         SECTION III

                           RESTRICTIONS ON TRANSFER OF

                   SECURITIES; COMPLIANCE WITH SECURITIES LAWS

         3.1 RESTRICTIONS ON TRANSFER OF VOTING SECURITIES OF THE COMPANY. Purchaser shall not, and shall not cause or permit any Affiliate of Purchaser to, directly or indirectly, offer to sell, contract to sell, make any short sale of, or otherwise sell, dispose of, loan, gift, pledge or grant any options or rights with respect to, any Transaction Related Securities of the Company, now or hereafter acquired, or with respect to which Purchaser (or any Affiliate of Purchaser) has or hereafter acquires the power of disposition (or enter into any agreement or understanding with respect to the foregoing), except:

          (a) to the Company, or any Person or group approved in writing in advance by the Company;

          (b) to any Subsidiary of Purchaser, so long as such Subsidiary agrees in writing to hold such Voting Securities of the Company subject to all the provisions of this Agreement;

          (c) pursuant to a public offering of Purchaser's Voting Securities of the Company registered under the Securities Act;

          (d) through a sale of Voting Securities of the Company in a transaction exempt from registration under the Securities Act, including pursuant to Rule 144 under the Securities Act;

          (e) pursuant to any private sale of Voting Securities of the Company exempt from the registration requirements under the Securities Act, provided that, if such securities are "restricted securities" as defined in Rule 144, any such purchaser (and any transferee of such purchaser) shall agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 3, and it will be a condition precedent to the effectiveness of any such transfer that Purchaser shall have delivered to the Company a written agreement of such purchaser to that effect in form and substance reasonably satisfactory to the Company for purposes of compliance with the applicable requirements of this Section 3.1(e));

               Nothing in this Section 3.1 shall be construed to prohibit Hedging Transactions with respect to securities of the Company provided that such transactions do not result in non-compliance with the foregoing restrictions insofar such provisions relate to, and are limited in their application to, the Transaction Related Securities.

         3.2 RESTRICTIVE LEGENDS. The certificate or certificates representing the (i) the Shares, (ii) the shares of Preferred Stock and (iii) any securities issued in respect of the foregoing as a result of any stock split, stock dividend, recapitalization, reclassification or similar transaction (collectively, the "RESTRICTED SECURITIES") shall be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend required under applicable state securities laws):

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING TRANSFERABILITY RESTRICTIONS) SET FORTH IN THAT CERTAIN INVESTOR RIGHTS AGREEMENT BETWEEN THE ISSUER AND APPLE COMPUTER, INC. LIMITED DATED JANUARY 4, 2000.

          The Company agrees to remove the legends set forth in the preceding paragraph upon receipt of an opinion of counsel in form and substance reasonably satisfactory to the Company that the Shares or the Shares of Preferred Stock are eligible for transfer without registration under the Securities Act, and upon termination of this Agreement, respectively. .

         3.3 COVENANT REGARDING EXCHANGE ACT FILINGS. With a view to making available to Purchaser the benefits of Rule 144 promulgated under the Securities Act, and any other rules or regulations of the SEC which may at any time permit Purchaser to sell any Restricted Securities without registration, until the date of termination of this Agreement, the Company agrees to use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required to be filed under the Exchange Act.

                                        SECTION IV

                               REGISTRATION RIGHTS


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         4.1 DEMAND REGISTRATION.

          (a) If at any time after the one-year anniversary of the Closing Date, the Company shall receive from Purchaser a written request (a "DEMAND REQUEST") that the Company register on Form S-3 under the Securities Act (or if such form is not available, any registration statement form then available to the Company) Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $50 million, then the Company shall use commercially reasonable efforts to cause the Registrable Securities specified in such Demand Request (THE "DEMAND REGISTRABLE SECURITIES") to be registered as soon as reasonably practicable so as to permit the offering and sale thereof and, in connection therewith, shall prepare and file with the SEC as soon as practicable after receipt of such Demand Request, a registration statement (a "DEMAND REGISTRATION STATEMENT") to effect such registration; provided, however, that each such Demand Request shall: (i) specify the number of Demand Registrable Securities intended to be offered and sold by Purchaser pursuant thereto (which number of Demand Registrable Securities shall have an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $50 million); (ii) express the present intention of Purchaser to offer or cause the offering of such Demand Registrable Securities pursuant to such Demand Registration Statement; (iii) describe the nature or method of distribution of such Demand Registrable Securities pursuant to such Demand Registration Statement (including, in particular, whether Purchaser plans to effect such distribution by means of an underwritten offering or other method); and (iv) contain the undertaking of Purchaser to provide all such information and materials and take all such actions as may be required in order to permit the Company to comply with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder, and to obtain any desired acceleration of the effective date of such Demand Registration Statement.

          (b) The procedures to be followed by the Company and Purchaser, and the respective rights and obligations of the Company and Purchaser, with respect to the preparation, filing and effectiveness of Demand Registration Statements and the distribution of Demand Registrable Securities pursuant to Demand Registration Statements under this Section 4.1 are set forth in Section 4.3 hereof.

         4.2 PIGGYBACK REGISTRATION.

          (a) If at any time after the one-year anniversary of the Closing Date, the Company shall determine to register any of its equity or equity-linked securities (other than registration statements relating to (i) employee, consultant or distributor compensation or incentive arrangements (including employee benefit plans), or (ii) acquisitions or any transaction or transactions under Rule 145 under the Securities Act (or any successor rule with similar effect)), then the Company will promptly give Purchaser written notice thereof and include in such registration statement (a "PIGGYBACK REGISTRATION STATEMENT"), and in any underwriting involved therein, all Registrable Securities (the "PIGGYBACK REGISTRABLE SECURITIES") specified in a written request made by Purchaser (a "PIGGYBACK REQUEST") within ten (10) business days after receipt of such written notice from the Company; provided, however, that nothing in this Section 4.2(a), or any other provision of this Agreement, shall be construed to limit the absolute right of the Company, for any reason and in its sole discretion: (i) to delay, suspend or terminate the filing of any Piggyback Registration Statement; (ii) to delay the effectiveness of any Piggyback Registration Statement; (iii) to terminate or reduce the number of Piggyback Registrable Securities to be distributed pursuant to any Piggyback Registration Statement (including, without limitation, pursuant to Section 4.2(c) hereof); or (iv) to withdraw such Piggyback Registration Statement.

          (b) If the Piggyback Registration Statement of which the Company gives notice is for an underwritten offering, the Company shall so advise Purchaser as a part of the written notice given pursuant to Section 4.2(a). In such event, the right of Purchaser to registration pursuant to this Section 4.2 shall be conditioned upon the agreement of Purchaser to participate in such underwriting and in the inclusion of such Piggyback Registrable Securities in the underwriting to the extent provided herein. Purchaser shall (together with the Company and any other holders distributing securities in such Piggyback Registration Statement, if any) enter into an underwriting agreement (the "PIGGYBACK UNDERWRITING AGREEMENT") in customary form with the underwriter or underwriters selected for such underwriting by the Company.

          (c) Notwithstanding any other provision of this Agreement, if the managing underwriters of any underwritten offering pursuant to a Piggyback Request determine, in their sole discretion that, after including all the shares to be offered by the Company and all the shares of any other Persons entitled to registration rights with respect to such Piggyback Registration Statement (pursuant to other agreements with the Company), marketing factors require a limitation of the number of Piggyback Registrable Securities to be underwritten, the managing underwriters of such offering may exclude any and all of the Piggyback Registrable Securities, provided that such cut-back is made pro rata (other than with respect to any securities proposed to be sold by Sprint pursuant to a registration effected pursuant to the demand registration rights of Sprint as in effect on the date hereof) with respect to any other securities proposed to be included in such registration statement pursuant to "piggy-back" registration rights (a "PIGGYBACK MARKET CUT-BACK"). If Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriters. Any Piggyback Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such Piggyback Registration Statement.

          (d) Except to the extent specifically provided in this Section 4.2 hereof, the procedures to be followed by the Company and Purchaser, and the respective rights and obligations of the Company and Purchaser, with respect to the distribution of any Piggyback Registrable Securities by Purchaser pursuant to any Piggyback Registration Statement filed by the Company shall be as set forth in the Piggyback Underwriting Agreement, or any other agreement or agreements governing the distribution of such Piggyback Registrable Securities pursuant to such Piggyback Registration Statement.

         4.3 DEMAND REGISTRATION PROCEDURES, RIGHTS AND OBLIGATIONS. The procedures to be followed by the Company and Purchaser, and the respective rights and obligations of the Company and Purchaser, with respect to the preparation, filing and effectiveness of Demand Registration Statements and the distribution of Demand Registrable Securities pursuant thereto, are as follows:

          (a) Purchaser shall not be entitled to make more than one Demand Request during any twelve-month period (the "12-MONTH LIMITATION") and in any event, no more than a total of two Demand Requests; provided, however, that (i) any Demand Request that: (A) does not result in the corresponding Demand Registration Statement being declared effective by the SEC; (B) is withdrawn by Purchaser following the imposition of a stop order by the SEC with respect to the corresponding Demand Registration Statement; (C) is withdrawn by Purchaser as a result of the exercise by the Company of its suspension rights pursuant to Sections 4.3(e) or (f) hereof; or (D) is withdrawn by Purchaser as a result of a Demand Market Cut-Back (as defined in Section 4.3(d) hereof) shall not count for the purposes of determining compliance with the 12-Month Limitation and shall not be included as one of the two Demand Requests to which Purchaser is entitled. Any Demand Request that is withdrawn by Purchaser for any reason other than as set forth in the previous sentence shall count for purposes of determining compliance with the 12-Month Limitation. Piggyback Requests shall not count for purposes of determining compliance with the 12-Month Limitation and shall not be counted as one of the two Demand Requests to which Purchaser is entitled, regardless of whether a Piggyback Registration Statement is filed, declared effective or withdrawn or whether any distribution of Piggyback Registrable Securities is effected, terminated or cut-back (pursuant to Section 4.2(c) hereof, or otherwise). Purchaser shall not be entitled to offer or sell any securities pursuant to a Demand Registration Statement unless and until, following a Demand Request, the Company has made all required filings with the SEC with respect to the distribution of Registrable Securities contemplated by such Demand Request such filings have become effective and the Company has notified Purchaser of the foregoing and that no Suspension Condition then exists.

          (b) The Company shall use commercially reasonable efforts to cause each Demand Registration Statement to be declared effective promptly and to keep such Demand Registration Statement continuously effective until the earlier to occur of: (i) the sale or other disposition of the Registrable Securities so registered; (ii) (X) in the case of a firmly committed, underwritten offering, sixty (60) days after the effective date of any Demand Registration Statement, and (Y) in the case of all other plans of distribution, fifteen (15) business days after the effective date of such Demand Registration Statement; and (iii) the termination of Purchaser's registration rights pursuant to Section 4.9 hereof. The Company shall prepare and file with the SEC such amendments and supplements to each Demand Registration Statement and each prospectus used in connection therewith as may be necessary to make and to keep such Demand Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities proposed to be distributed pursuant to such Demand Registration Statement until the earlier to occur of: (i) the sale or other disposition of the Registrable Securities so registered; (ii) (X) in the case of a firmly committed, underwritten offering, sixty (60) days after the effective date of any Demand Registration Statement, and (Y) in the case of all other plans of distribution, fifteen (15) business days after the effective date of such Demand Registration Statement; and (iii) the termination of Purchaser's registration rights pursuant to Section 4.9 hereof.

          (c) In connection with any underwritten offering pursuant to a Demand Registration Statement which Purchaser has requested be underwritten, the Company, on the one hand, and Purchaser, on the other hand, shall each select one investment banking firm to serve as co-manager of such offering. The co-manager selected by the Company shall be subject to the prior approval of Purchaser, which approval shall not be unreasonably withheld, and the co-manager selected by Purchaser shall be subject to the prior approval of the Company, which approval shall not be unreasonably withheld. Each of the co-managers so selected by the Company and Purchaser are hereinafter collectively referred to as the "DEMAND MANAGING UNDERWRITERS." The Demand Underwriter selected by Purchaser shall be the lead Demand Managing Underwriter, whose responsibilities shall include running the "books" for any offering. The Company shall, together with Purchaser, enter into an underwriting agreement with the Demand Managing Underwriters, which agreement shall contain representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions under demand registration statements or shelf registration statements, as the case may be, and shall stipulate that the Demand Managing Underwriters will receive equal commissions and fees and other remuneration in connection with the distribution of any Demand Registrable Securities thereunder.

          (d) Notwithstanding any other provision of this Agreement, in connection with any underwritten offering, the number of Demand Registrable Securities proposed to be distributed by Purchaser pursuant to any Demand Request may be limited by the Demand Managing Underwriters if such Demand Managing Underwriters determine that the sale of such Demand Registrable Securities would significantly and adversely affect the market price of the Common Stock (a "DEMAND MARKET CUT-BACK"). If Purchaser disapproves of the terms of any proposed underwritten offering under a Demand Registration Statement (including, without limitation, any reduction in the number of Demand Registrable Securities to be sold by Purchaser thereunder pursuant to this
Section 4.4(d)), Purchaser may elect to withdraw therefrom by written notice to the Company and the Demand Managing Underwriters. Any Demand Registrable Securities excluded or withdrawn from such underwriting shall also be withdrawn from any applicable Demand Registration Statement.

          (e) Notwithstanding any other provisions of this Agreement, in the event that the Company receives a Demand Request, at a time when the Company (i) shall have filed, or has a bona fide intention to file, a registration statement with respect to a proposed public offering of equity or equity-linked securities or (ii) has commenced, or has a bona fide intention to commence, a public offering of equity or equity-linked securities pursuant to an existing effective shelf or other registration statement, then the Company shall be entitled to suspend, for an aggregate period of up to sixty (60) days after the receipt by the Company of such Demand Request, the filing of any Demand Registration Statement.

          (f) Notwithstanding any other provision of this Agreement, in the event that the Company's Board of Directors determines that: (i) non-public material information regarding the Company exists, the immediate disclosure of which would be significantly disadvantageous to the Company; (ii) the prospectus constituting a part of any Demand Registration Statement covering the distribution of any Demand Registrable Securities contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) an offering of Demand Registrable Securities would materially interfere with any proposed material acquisition, disposition or other similar corporate transaction or event involving the Company (each of the events or conditions referred to in clauses (i), (ii) and (iii) of this sentence is hereinafter referred to as a

"SUSPENSION CONDITION"), then the Company shall have the right to suspend the filing or effectiveness of any Demand Registration Statement or to suspend any distribution of Demand Registrable Securities pursuant to any effective Demand Registration Statement for so long as such Suspension Condition exists. The Company will as promptly as practicable provide written notice to Purchaser when a Suspension Condition arises and when it ceases to exist. Upon receipt of notice from the Company of the existence of any Suspension Condition, Purchaser shall forthwith discontinue efforts to: (i) file or cause any Demand Registration Statement to be declared effective by the SEC (in the event that such Demand Registration Statement has not been filed, or has been filed but not declared effective, at the time Purchaser receives notice that a Suspension Condition has arisen); or (ii) offer or sell Demand Registrable Securities (in the event that such Demand Registration Statement has been declared effective at the time Purchaser receives notice that a Suspension Condition has arisen). In the event that Purchaser had previously commenced or was about to commence the distribution of Demand Registrable Securities pursuant to a prospectus under an effective Demand Registration Statement, then the Company shall, as promptly as practicable after the Suspension Condition ceases to exist, make available to Purchaser (and to each underwriter, if any, participating in such distribution) an amendment or supplement to such prospectus. If so directed by the Company, Purchaser shall deliver to the Company all copies, other than permanent file copies then in Purchaser's possession, of the most recent prospectus covering such Demand Registrable Securities at the time of receipt of such notice.

          (g) Notwithstanding any other provision of this Agreement, the Company shall not be permitted to postpone (i) the filing or effectiveness of any Demand Registration Statement or (ii) the distribution of any Demand Registrable Securities pursuant to an effective Demand Registration Statement pursuant to Sections 4.3(e), 4.3(f) or 4.8(a) hereof for an aggregate of more than sixty
(60) days in any three hundred sixty-five day (365) day period (including any market standoff periods applicable to Purchaser pursuant to Section 4.8(a) hereof).

          (h) The Company shall promptly notify Purchaser of any stop order issued or, to the Company's knowledge, threatened to be issued by the SEC with respect to any Demand Registration Statement, and will use its best efforts to prevent the entry of such stop order or to remove it if entered at the earliest possible date.

          (i) The Company shall furnish to Purchaser (and any underwriters in connection with any underwritten offering) such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act, as Purchaser (and such underwriters) shall reasonably request in order to effect the offering and sale of any Demand Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the Demand Registration Statement pursuant to which such Demand Registrable Securities are intended to be distributed to remain current.

          (j) The Company shall use commercially reasonable efforts to register or qualify the Demand Registrable Securities covered by each Demand Registration Statement under the state securities or "blue sky" laws of such states as Purchaser shall reasonably request, maintain any such registration or qualification current, until the earlier to occur of: (i) the sale or other disposition of the

Registrable Securities so registered; (ii) (X) in the case of a firmly committed, underwritten offering, sixty (60) days after the effective date of any Demand Registration Statement, and (Y) in the case of all other plans of distribution, fifteen (15) business days after the effective date of such Demand Registration Statement; and (iii) the termination of Purchaser's registration rights pursuant to Section 4.10 hereof; provided, however, that the Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

          (k) The Company shall furnish to Purchaser and to each underwriter engaged in an underwritten offering of Demand Registrable Securities, a signed counterpart, addressed to Purchaser or such underwriter, of (i) an opinion or opinions of counsel to the Company (with respect to the Company and securities law compliance by the Company) and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as Purchaser or the managing underwriters may reasonably request.

          (l) The Company shall use commercially reasonable efforts to make appropriate members of its management reasonably available for due diligence purposes, "road show" presentations and analyst presentations in connection with any distributions of Demand Registrable Securities pursuant to a Demand Registration Statement.

          (m) The Company shall use commercially reasonable efforts to cause all Demand Registrable Securities to be listed on each securities exchange on which similar securities of the Company are then listed.

          (n) The Company shall make generally available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning three months after the effective date of any Demand Registration Statement relating to the distribution of Demand Registrable Securities, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (o) The Company shall take all such other actions either reasonably necessary or desirable to permit the Registrable Securities held by Purchaser to be registered and disposed of in accordance with the methods of disposition described herein.

         4.4 EXPENSES. The Company shall pay all fees and expenses incurred in connection with the performance of its obligations under Sections 4.1 and
4.2 hereof, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, the reasonable fees and disbursements of the Company's outside counsel and independent accountants, and the reasonable fees and disbursements of one outside counsel to Purchaser incurred in connection with the preparation, filing and amendment of any registration statement authorized by this Agreement (but excluding underwriters' and brokers' discounts and commissions which shall be paid by the holders).

         4.5 INDEMNIFICATION.

          (a) In the case of any offering registered pursuant to this Section 4, the Company hereby indemnifies and agrees to hold harmless Purchaser (and its officers and directors), any underwriter (as defined in the Securities Act) of Registrable Securities offered by Purchaser, and each Person, if any, who controls Purchaser or any such underwriter within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any such Persons may be subject, under the Securities Act or otherwise, and to reimburse any of such Persons for any legal or other expenses reasonably incurred by them in connection with investigating any claims or defending against any actions, insofar as such losses, claims, damages or liabilities arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Section 4, the prospectus contained therein (during the period that the Company is required to keep such prospectus current), or any amendment or supplement thereto, or the omission or alleged omission to state therein (if so used) a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (b) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, except insofar as such losses, claims, damages or liabilities arise out of or are (i) based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company in writing by Purchaser or any underwriter for Purchaser specifically for use therein, or (ii) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by the Company with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or otherwise delivered to such Person at or prior to the confirmation of such sale to such Person.

          (b) By requesting registration under this Section 4, Purchaser agrees, if Registrable Securities held by Purchaser are included in the securities as to which such registration is being effected, and each underwriter shall agree, in substantially the same manner and to substantially the same extent as set forth in the preceding paragraph, to indemnify and to hold harmless the Company and its directors and officers and each Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of such Persons may be subject under the Securities Act or otherwise, and to reimburse any of such Persons for any legal or other expenses incurred in connection with investigating or defending against any such losses, claims, damages or liabilities, but only to the extent it arises out of or is based upon (a) an untrue statement or alleged untrue statement or omission or alleged omission of a material fact in any registration statement under which the Registrable Securities were registered under the Securities Act pursuant to this Section 4, any prospectus contained therein, or any amendment or supplement thereto, which was based upon and made in conformity with information furnished to the Company in writing by Purchaser or such underwriter expressly for use therein or (b) any violation or alleged violation by Purchaser of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

          (c) Each party entitled to indemnification under this Section 4.5 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, provided, that that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, to the extent that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflict of interests between such Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless such failure resulted in actual material detriment to the Indemnifying Party. No Indemnifying Party, (i) in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, or (ii) shall be liable for amounts paid in any settlement if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act or the Exchange Act in any case in which either (i) any Person exercising rights under this Agreement, or any controlling person of any such Person, makes a claim for indemnification pursuant to this
Section 4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4 provides for indemnification in such case, or (ii) contribution under the Securities Act or the Exchange Act may be required on the part of any such selling Person or any such controlling Person in circumstances for which indemnification is provided under this Section 4; then, and in each such case, the Company and such Person will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Person is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Persons are responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case: (A) no such Person will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Person pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         4.6 ISSUANCES BY THE COMPANY OR OTHER HOLDERS. As to each registration or distribution referred to in Section 4.1, additional shares of the Common Stock to be sold for the account of the Company or other holders may be included therein, provided that the inclusion of such securities in such registration or distribution may be conditioned or restricted if, in the opinion of the Demand Managing Underwriters, marketing factors require a limitation of the number of shares to be underwritten; provided, that in no event shall the Demand Registrable Securities of Purchaser be limited or cut back unless all of the additional shares proposed to be sold for the account of the Company or other holders shall have first been excluded from such registration or distribution.

         4.7 INFORMATION BY PURCHASER. Purchaser shall furnish to the Company such information regarding Purchaser in the distribution of Registrable Securities proposed by Purchaser as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 4.

          4.8  ASSIGNMENT.

          The registration rights set forth in this Agreement may be transferable or assignable by Purchaser to any transferee or assignee of Registrable Securities from Purchaser, provided that each such transferee agrees in writing to be subject to the terms and conditions of this Agreement.

         4.9 TERMINATION. The provisions of this Section 4 (other than Sections 4.4 and 4.5) shall terminate upon the earlier to occur of: (i) the fifth anniversary of the Closing Date, and (ii) in the case of Sections 4.1 through 4.3, Section 4.6, Section 4.7 and Section 4.9, such time as Purchaser or its permitted assignees no longer hold any Registrable Securities.

                                          SECTION V

                              BOARD REPRESENTATION

         5.1 BOARD OF DIRECTORS.

          (a) Beginning on the Effective Date, pursuant to the rights granted under Section 7(b) of the Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock of the Company (the "CERTIFICATE"), the Board of Directors of the Company shall consist of at least one (1) director designated by the holders of the Preferred Stock (the "INVESTOR DIRECTOR"). The initial Investor Director elected by Purchaser shall be mutually agreed upon between the Company and Purchaser.

          (b) Beginning on the Effective Date, if the Company shall have a Strategic and Business Planning Committee (or other committee responsible for strategic and business planning) or a Finance Committee (or other committee responsible for finance) during the time when the holders of Preferred Stock shall have a right to designate an Investor Director hereunder, the Investor Director shall be appointed to each such committee. If there is no such committee, the Investor Director shall have a reasonable opportunity to review and discuss the Company's strategic and business plans and financing plans with management of the Company prior to the submission of any such plans to the Board of the Company. The Investor Director shall be appointed to each of the other committees of the Board. The Investor Director shall receive copies of all information and materials provided to the directors of the Company or to committee members at the time such information and materials are provided to such directors.

          5.2 CERTIFICATE OF INCORPORATION AND BY-LAWS.

          The Company shall take or cause to be taken all lawful action necessary to ensure at all times that the Company's Certificate of Incorporation and Bylaws are not at any time inconsistent with the provisions of this Agreement. At the request of the holders of a majority of the Preferred Stock, the Board of Directors shall adopt (and if necessary submit and recommend for approval by stockholders) other amendments to the Company's Certificate of Incorporation or Bylaws reasonably necessary to implement the provisions of this Agreement. Nothing set forth herein shall preclude the Board of Directors from proposing to the stockholders and, upon their approval of such proposal, implementing, a classified Board of Directors.

         5.3 TERMINATION. This Section 5 shall terminate concurrently with the termination of Purchaser's right to elect a director under 7(b) of the Certificate.



                SECTION VI - RIGHTS TO ACQUIRE ADDITIONAL STOCK

          6.1 RIGHT TO MAINTAIN.




          (a) In the event that Sprint, shall exercise its rights (the "SPRINT TOP-UP RIGHTS") to purchase capital stock of the Company pursuant to its rights under Section 3.01 of the Governance Agreement, with respect to the issuance of capital stock of the Company to Purchaser, and/or with respect to the merger of the Company and Mindspring Enterprises, Inc. with WWW Holdings, Inc. (the "COMPANY MERGER") pursuant to the Agreement and Plan of Reorganization dated September 22, 1999, by and among the Company, Mindspring Enterprises, Inc. and WWW Holdings, Inc., Purchaser shall have the right to purchase (a "PURCHASER TOP-UP"), at a per share purchase price equal to the lesser of (i) the average of the closing prices of the Company Common Stock on the Nasdaq National Market (or the principal or market on which the Company Common Stock is then listed or quoted) for the ten (10) trading days preceding the date of closing of the exercise of such Purchaser Top-Up, or (ii) the per share price paid by Sprint in connection with the most recent exercise of its Sprint Top-Up Rights, an additional number of shares (the "TOP-UP SHARES") of Preferred Stock of the Company such that following such purchase Purchaser will beneficially own the same percentage of the fully-diluted capital stock of the Company as Purchaser owned prior to the exercise of such Sprint Top-Up Rights by Sprint; provided that, in the event Purchaser fails to elect to purchase such shares to which it is entitled pursuant to this Section 6.1 within forty-eight (48) hours of notice of the exercise of the Sprint Top-Up Rights, such per share price shall be equal to the average of the closing prices of the Company Common Stock on the Nasdaq National Market (or the principal or market on which the Company Common Stock is then listed or quoted) for the ten
(10) trading days preceding the date of closing of such purchase. The Company shall promptly provide (and in no event later than the next business day) notice to Purchaser of the exercise of the Sprint Top-Up Rights by Sprint. Purchaser shall have five (5) days from the receipt of such notice to elect to purchase all or any of the shares which it is entitled to purchase pursuant to this
Section 6.1. The closing of any such purchase shall take place at a time and location mutually agreed to by Purchaser and the Company which shall be no less than 2 days or greater than 5 days from the date of such election. Any shares of Preferred Stock of the Company acquired by Purchaser pursuant to this Section
6.1 shall be deemed "Preferred Stock" for purposes of this Agreement.

          (b) Purchaser shall have the right to purchase additional shares in accordance with Section 6.1(a) in response to the exercise by Sprint of the Sprint Top-Up Rights in response to Purchaser's purchase of additional shares under Section 6.1(a); provided that the per share price with respect to such additional shares shall equal the lesser of (i) the average of the closing prices of the Company Common Stock on the Nasdaq National Market (or the principal or market on which the Company Common Stock is then listed or quoted) for the ten (10) trading days preceding the date of closing of the exercise of such right to purchase additional shares, or (ii) the per share price paid by Sprint in connection with the most recent exercise of its Sprint Top-Up Rights; provided further, that, in the event Purchaser fails to elect to purchase such additional shares to which it is entitled pursuant to this Section 6.1(b) within forty-eight (48) hours of notice of the exercise of such responsive Sprint Top-Up Rights, such per share price shall be equal to the average of the closing prices of the Company Common Stock on the Nasdaq National Market (or the principal or market on which the Company Common Stock is then listed or quoted) for the ten (10) trading days preceding the date of closing of such purchase. Purchaser may elect to purchase additional shares pursuant to this Section 6.1(b) only in response to the first two exercises by Sprint of the Sprint Top-Up Rights.

          6.2 RIGHT TO PURCHASE ADDITIONAL SHARES ON STRATEGIC FINANCINGS.

          In the event of a Triggering Investment, Purchaser shall be entitled to purchase up to that number of shares, on similar terms (including price and registration and voting rights), as are acquired (including on an as-converted and as-exercised basis) in connection with such Triggering Investment.

          6.3 ISSUANCE AND DELIVERY OF ADDITIONAL STOCK.

          The Company represents, warrants and covenants to Purchaser that (i) upon issuance, all of the shares of the Company capital stock sold to Purchaser pursuant to Sections 6.1 and 6.2 hereof shall be duly authorized, validly issued, fully paid and nonassessable and will be approved (if outstanding securities of the Company of the same type are at the time already approved) for quotation on the Nasdaq National Market or for quotation or listing on the principal trading market for the securities of the Company at the time of issuance and (ii) upon delivery of such shares, such shares shall be free and clear of all claims, liens, encumbrances, security interests and charges of any nature and shall not be subject to any preemptive right of any stockholder of the Company or any other rights to purchase or vote such shares or any power of attorney with respect thereto.

                          SECTION VII - MISCELLANEOUS



          7.1 EFFECTIVE DATE.

          The rights and obligations of the parties to this Agreement shall not be effective until the Effective Date; provided that if the purchase of the shares of Preferred Stock by Purchaser is unwound pursuant to Section 2.3 of the Purchase Agreement, this Agreement shall be terminated and shall be deemed to be of no further force or effect.

          7.2 NOTICES.

          Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, postage prepaid, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

               (a) if to the Purchaser, to it at:

                    Apple Computer, Inc.
                    1 Infinite Loop
                    Cupertino, CA  95014
                    Attention: Nancy Heinen, Senior Vice President, General
                               Counsel and Secretary

                    with a copy to:

                    Larry W. Sonsini
                    Wilson Sonsini Goodrich & Rosati
                    Professional Corporation
                    650 Page Mill Road
                    Palo Alto, CA 94306

               (b) if to the Company, to it at:

                    Earthlink Network, Inc.
                    3100 New York Drive
                    Pasadena, CA 91107
                    Attn: Charles G. Betty, CEO

                    with a copy to:

                    W. Tinley Anderson, III
                    Hunton & Williams
                    Nationsbank Plaza, Suite 4100
                    600 Peachtree Street, NE
                    Atlanta, GA 30308

All such notices and communications shall be effective when received by the addressee.

          7.3 GOVERNING LAW.

          This Agreement shall be governed in all respects by the internal laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

          7.4 ENTIRE AGREEMENT; AMENDMENTS.

          This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          7.5 SUCCESSORS AND ASSIGNS.

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation successors by merger. The Purchaser may assign any or all of its rights or obligations hereunder in whole or in part to any of its domestic or foreign subsidiaries or parent companies.

          7.6 SEVERABILITY.

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date set forth above.

                                             APPLE COMPUTER, INC. LIMITED

                                             By: /s/ FRED D. ANDERSON
                                                -----------------------------
                                             Name:   FRED D. ANDERSON

                                             Title:  EXECUTIVE V.P. AND CHIEF
                                                     FINANCIAL OFFICER

                                             EARTHLINK NETWORK, INC.

                                             By: /s/ CHARLES G. BETTY
                                                -----------------------------
                                             Name:   CHARLES G. BETTY

                                             Title:  PRESIDENT AND CHIEF
                                                     EXECUTIVE OFFICER